UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023 (April 25, 2023)

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street
Westerly,	Rhode Island	02891
(Address of principal executive offices)		(Zip Code)

(401)	348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

This Amendment No. 1 on Form 8-K/A (the “Amended 8-K”) is being filed as an amendment to the Current Report on Form 8-K filed by Washington Trust Bancorp, Inc. (the “Corporation”) with the Securities and Exchange Commission on April 27, 2023 (the “Original 8-K”). The purpose of this Amended 8-K is to disclose the Corporation’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Corporation’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, at the Corporation’s Annual Meeting of Shareholders held on April 25, 2023, a majority of the Corporation’s shareholders that voted on the matter indicated a preference to hold, on a non-binding advisory basis, the Corporation’s future advisory votes on executive compensation (“say on pay”) once every year. In accordance with the recommendation of the Board of Directors of the Corporation (the “Board”) as set forth in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2023 and consistent with the shareholder voting results, the Board has determined that the say on pay vote will be conducted once every year, until the next shareholder vote on say on pay frequency.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date:	June 15, 2023	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer